AMENDED AND RESTATED
                                                REVOLVING LOANS AND
                                       FOREIGN EXCHANGE FACILITIES AGREEMENT


         AGREEMENT made as of July 15, 1997 by and between Mestek, Inc., a Pennsylvania corporation having a principal place of business at 260 North Elm Street, Westfield, Massachusetts 01085 (hereinafter referred to as the "Borrower"), and BankBoston, N.A., a national banking association, having a principal place of business at 100 Federal Street, Boston, Massachusetts 02110, successor by merger to BayBank, N.A. (hereinafter referred to as the "Bank") amends and restates in its entirety an Amended and Restated Loan, Letter of Credit Facility and Foreign Exchange Facilities Agreement originally dated September 27, 1996.

         In consideration of the mutual covenants herein contained, it is agreed as follows:


         1.       DEFINITIONS AND ACCOUNTING TERMS.

                  1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Amended and Restated Revolving Loans and Foreign Exchange Facilities Agreement, as amended, supplemented, or modified from time to time.

                  "Base Loan" means any Loan when and to the extent that the interest rate therefor is determined by reference to the Base Rate.


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                  "Base  Rate"  means the  greater of (i) that rate of  interest announced from time to time by the Bank at its head office at 100 Federal Street, Boston Massachusetts 02110 as its "Base Rate", and (ii) the Federal Funds Effective Rate plus one-half percent per annum (rounded upwards, if needed to the nearest 1/8th of one percent, which rate is not necessarily the lowest rate charged by the Bank to its customers.

                  "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Massachusetts are authorized or required to close under the laws of The Commonwealth of Massachusetts and, (i) if the applicable day relates to a Canadian LIBOR Loan, Canadian LIBOR Interest Period, or notice with respect to a Canadian LIBOR Loan, a day on which dealings in United States or Canadian Dollar deposits are also carried on in the London and Toronto, Canada interbank market and banks are open for business in London and Toronto, Canada, or (ii) if the applicable day relates to a Eurodollar Loan, Eurodollar Interest Period, or notice with respect to a Eurodollar Loan, a day on which dealings in United States Dollar deposits are also carried on in the interbank Eurodollar market and banks are open for business.

                  "Canadian Commitment" shall have the meaning assigned to such term in Section 2.1 A.

                  "Canadian LIBOR Interest Rate" means, for each Canadian LIBOR Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) determined by the Bank to be equal to the quotient of (x) the London Interbank Offered Rate for such Canadian LIBOR Loan for such Interest Period utilizing reasonable extrapolation methodology, if necessary, depending upon the Interest Period selected by the Borrower divided by (y) one minus the Eurocurrency Reserve Requirement, if any, for such Interest Period.

                  "Canadian LIBOR Loan" means any Loan when and to the extent that the interest rate therefor is determined by reference to the Canadian LIBOR Interest Rate.

                  "Canadian Loan Facility" means the $5,000,000 (Canadian) revolving line of credit facility, administered for the Borrower by the Nassau Branch, denominated in Canadian Dollars.




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                  "Canadian  Revolving Note" shall have the meaning  assigned to such term in Section 2.4.2.

                  "Capitalization" means, as of the date of any determination thereof, the sum of (i) Consolidated Funded Debt and (ii) Consolidated Net Worth.

                  "Capital Lease" or "Capitalized Lease" means any lease the obligation for rentals with respect to which have been or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "Capitalized Rentals" means, as of the date of any determination, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases of which the Borrower or any Subsidiary is a lessee would be reflected as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations and published interpretations thereof.

                  "Commitment" shall have the meaning set forth in Section 2.1 below.

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

                  "Consolidated Current Assets" and "Consolidated Current Liabilities" means such assets and liabilities of the Borrower and its Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current assets and current liabilities respectively.

                  "Consolidated Net Income" for any period means the gross revenues of the Borrower and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and

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



                  any taxes on such excluded gains and any tax deductions or credits on account of such excluded losses;

                 (b) the proceeds of any life insurance policy;

                           (c) net earnings and losses of any Subsidiary accrued
                  prior to the date it became a Subsidiary;

                           (d) net earnings and losses of any corporation (other
                  than a Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

                           (e) net earnings and losses of any corporation (other
                  than a Subsidiary) with which the Borrower or a Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Subsidiary prior to the date of such consolidation or merger;

                           (f) net earnings of any business entity (other than a
                  Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings have been actually received by the Borrower or the Subsidiary in the form of cash distributions;

                           (g) any portion of the net earnings of any Subsidiary
                  which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary;

                           (h)   earnings   resulting   from  any   reappraisal,
                  revaluation or write-up of assets;

                           (i) any  deferred or other  credit  representing  any
                  excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                           (j) any  gain  arising  from the  acquisition  of any
                  Securities of the Borrower or any Subsidiary; and

                           (k) any reversal of any contingency  reserve,  except
                  to the extent that provision for such contingency reserve shall have been made from income arising during such period.

                  "Consolidated Net Tangible Assets" means, as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries (less depreciation, depletion and

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



         other properly deductible valuation reserves) after deducting (i) all items which in accordance with GAAP would be included on the liability side of a consolidated balance sheet, except capital stock (less treasury stock), surplus and retained earnings, deferred taxes and funded debt, and (ii) goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of the related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

                  "Consolidated Net Worth" means, as of the date of any determination thereof, the aggregate amount of the capital stock (less treasury stock), surplus and retained earnings of the Borrower and its Subsidiaries after deducting Minority Interests to the extent included in the capital stock accounts of the Borrower, all as determined on a consolidated basis by the Borrower and its Subsidiaries.

                  "Consolidated Tangible Net Worth" means, as of the date of any determination thereof, the aggregate amount of the capital stock (less treasury stock), surplus and retained earnings of the Borrower and its Subsidiaries after deducting Minority Interests to the extent included in the capital stock accounts of the Borrower, all as determined on a consolidated basis by the Borrower and its Subsidiaries, and after deducting goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of the related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

                  "Current Debt" of any person means all Indebtedness for money borrowed other than Funded Debt.

                  "Default" means any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and the sign "$" mean lawful money of the United States of America, except where followed by the word "Canadian" which shall mean lawful money of the Dominion of Canada.


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



                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

                  "Event  of  Default"  means  any of the  events  specified  in
         Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Eurocurrency Reserve Requirement" means, for any Eurodollar or Canadian LIBOR Loan, for any Eurodollar or Canadian LIBOR Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves), if any, are required to be maintained during such Eurodollar or Canadian LIBOR Interest Period, as the case may be, under Regulation D by the Bank against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities that includes deposits by reference to which the Eurodollar or Canadian LIBOR Interest Rate for Eurodollar or Canadian LIBOR Loans, as the case may be, is to be determined; or (2) any category of extension of credit or other assets that includes Eurodollar or Canadian LIBOR Loans, it being understood that as of the date of this Agreement the Eurocurrency Reserve Requirement percentage is zero (0).

                  "Eurodollar Interest Rate" means, for each Eurodollar Loan, for any applicable Eurodollar Interest Period, the quotient of (x) the rate of interest per annum determined by the Bank to be the prevailing rate at which deposits in United States Dollars are offered to the Bank by banks in the interbank Eurodollar market in which it regularly participates (rounded upward, if necessary, to the next highest 1/100 of 1%)on or about 10:00 a.m. (Boston, Massachusetts time) two Business Days before the first day of the applicable Eurodollar Interest Period, in an amount approximately equal to the principal amount of such Eurodollar Loan for the period of time approximately equal to the applicable Eurodollar Interest Period, divided by (y) one minus the Eurocurrency Reserve Requirement, if any, for such Interest Period.


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



                  "Eurodollar Loan" means any Loan when and to the extent that the interest rate therefor is determined by reference to the Eurodollar Interest Rate.

                  "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                  "Foreign  Exchange   Facility"  or  "FX  Facility"  means  the
         facility or facilities described in Section 2.18 below.

                  "Funded Debt" of any Person means (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendable at the option of the obligor for a period or periods of more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Consolidated Current Liabilities; and (ii) all Capitalized Rentals. "Consolidated" when used as a prefix to any Funded Debt shall mean the aggregate amount of such Funded Debt of the Borrower and its Subsidiaries on a consolidated basis eliminating intercompany items.

                  "GAAP" means generally accepted accounting principles consistently applied, in accordance with financial reporting standards from time to time in effect among nationally recognized certified public accounting firms in the United States, including the statements and interpretations of the United States Financial Accounting Standards Board and any successor entity.

                  "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified on a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person

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



         has not assumed or become  liable for the payment of such  obligations,
         (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender, or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) all guaranties of payment or performance of any obligations of others for borrowed money, or accrued as liabilities in accordance with GAAP, or as shown on Borrower's financial statements, and (v) Capitalized Rentals under any Capitalized Lease. For purpose of computing the "Indebtedness" of any Person there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

                  "Insolvent" The Borrower, its Subsidiaries or any other person shall be considered to be "Insolvent" when any of the following events shall have occurred whereby the Borrower or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of ninety (90) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of ninety (90) days or more.

                  "Interest Charges" for any period means all interest (including the imputed interest factor in respect of Capitalized

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         Leases)  and all  amortization  of debt  discount  and  expense  on any particular Indebtedness for which such calculations are being made. Computations of Interest Charges on a proforma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the day of any determination.

                  "Interest Period" means

         (i) with respect to any Canadian LIBOR Loan, the period commencing on the Business Day such loan is made and ending, as the Borrower may select, pursuant to Section 2.2, on the corresponding day which is no more than 30, 60, 90, 180 or 360 days thereafter provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (a)  No  Interest   Period  may  extend   beyond  the
                  Termination Date without prior approval by the Bank;

                           (b) If an Interest  Period would end on a day that is
                  not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; or

         (ii) with respect to any Eurodollar Loan, the period commencing on the Business Day such loan is made and ending, as the Borrower may select, pursuant to Section 2.2, on the corresponding day which is no more than twelve months thereafter provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (a) No Eurodollar  Interest  Period may extend beyond
                  the Termination Date without prior approval by the Bank;

                           (b) If an Interest  Period would end on a day that is
                  not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (c) If an  Interest  Period is other than the typical
                  Eurodollar market interest period of 7, 14, 21, 30, 60, 90, 180, 270 or 360 days, the Bank will nonetheless facilitate such Borrower-requested atypical Interest Period, utilizing reasonable extrapolation methodology to establish the

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                  Eurodollar Interest Rate for such Eurodollar Interest
                  Period.

                  "Lending Office" means, with respect to Revolving Loans, the Bank's office at 1350 Main Street, Springfield, Massachusetts 01103, and with respect to Canadian LIBOR Loans, the principal office of the Nassau Branch.

                  "Letter of Credit" means any documentary, standby or other type of Letter of Credit issued by the Bank for the account of the Borrower or any Subsidiary as provided in Section 2.14 below.

                  "Letter of Credit Facility" means the credit accommodation facility for the issuance of Letters of Credit being made available to the Borrower or any of its Subsidiaries pursuant to Section 2.14 below.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  "Loan" means a Eurodollar or Base Rate Revolving Line of Credit Loan or Loans, a Canadian LIBOR Revolving Line of Credit Loan or Loans or any outstanding reimbursement obligation under (i) the Letter of Credit Facility described in Section 2.14 below or (ii) the FX Facility (as evidenced by the Back-Up Foreign Exchange Demand Note) described in Section 2.18 below.

                  "Loan Documents" means this Agreement, the Notes, and other documents related to the transactions discussed in this Agreement.

                  "London Interbank Offered Rate" applicable to any Interest Period for a Canadian LIBOR Loan means the rate of interest per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) quoted on the applicable page of the Daily Telerate Financing Reporting Service as the Canadian LIBOR Rate or Reuter's Canadian LIBOR page (or, if such reporting services are no longer provided, at the Canadian LIBOR Rate published in comparable financial reporting services) offered for deposits in immediately available Canadian Dollars for a period of time comparable to the specified Interest Period, at 11:00 a.m. (London time) on the Business Day which is two Business Days preceding the first Business Day of the requested LIBOR Loan for such Interest Period.

                  "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing minority interests in preferred stock.

                  "Multiemployer Plan" means a Plan described in
         Section 4001(a)(3) of ERISA.

                  "Nassau Branch" means the Bank's affiliate, The First National Bank of Boston, Nassau Branch, a full service branch of BankBoston, N.A. located at Charlotte House, Nassau, Bahamas.

                  "Net Income Available for Fixed Charges" means, as of the date of any determination thereof, the sum of the following for the twelve
         (12) full consecutive calendar months immediately preceding such date of determination:

                  (a) Consolidated Net Income for such period;
                                      PLUS
                           (b) Income taxes and excess profit taxes paid or accrued by the Borrower and its Subsidiaries on account of such Consolidated Net Income during such periods; PLUS
                           (c) The sum of (i)  Interest  Charges  in  respect of
                  Consolidated Funded Debt during said period (whether or not paid or payable but only to the extent deducted in computing Consolidated Net Income for such period) and (ii) the aggregate rentals paid by the Borrower and its Subsidiaries under all leases (other than Capitalized Leases) during such period.

                  "Notes" mean the Revolving Note, the Canadian Revolving Note, the Backup Foreign Exchange Facility Note and any other

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         notes executed by the Borrower in favor of the Bank from time to time.

                  "Notice of Selection of Interest Period" shall have the meaning assigned to it in Section 2.2 below.

                  "Obligation" and "Obligations" means any and all liabilities and obligations of the Borrower or any of its Subsidiaries to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes (i) obligations to perform acts and refrain from taking action as well as obligations to pay money, (ii) reimbursement obligations of the Borrower or any of its Subsidiaries pursuant to any documentation executed in conjunction with or related to the issuance by the Bank of any Letters of Credit or Foreign Exchange Facilities, and (iii) guaranty obligations.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

                  "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                  "Principal Office" means the Bank's office at 100 Federal Street, Boston, Massachusetts 02110.

                  "Pro Forma Fixed Charges" shall mean as of the date of any determination thereof the sum of (i) Interest Charges in respect of Consolidated Funded Debt (other than Funded Debt then proposed to be retired) for the twelve full consecutive calendar months period immediately preceding such date of determination, plus (ii) Interest Charges on all Funded Debt then proposed to be issued for the twelve full consecutive calendar months after such date of determination, plus
         (iii) the maximum aggregate Rentals payable during any period of twelve full consecutive calendar months after such date of determination and prior to July 15,

         1998 under all long-term Leases under which the Borrower or a Subsidiary is then lessee.

                  "Prohibited  Transaction"  means any  transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

                  "Rentals" means and includes all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage lease" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                  "Restricted Payment(s) shall have the meaning assigned to such term in Section 7.8

                  "Revolving Line of Credit Loan(s)", "Revolving Loans" or "Revolving Credit Loan(s)" shall have the meaning assigned to such terms in Section 2.1. and shall refer to Loans other than Canadian LIBOR Loans, issued hereunder pursuant to the Revolving Note or the Letter of Credit Facility.

                  "Revolving Note" shall have the meaning assigned to such term in Section 2.4.

                  "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  "Subsidiary(ies)" means, as to the Borrower, a corporation of which more than 80% (by number of votes) of shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower and/or by one or more Subsidiaries.

                  "Termination Date" means April 30, 1998, but if the Revolving Line of Credit or Canadian Revolving Line of Credit is extended or renewed, at the Bank's discretion, the Termination Date shall be that date set forth by the Bank as of the extension or renewal as the new Termination Date, or as otherwise determined by the Bank.

                  "$3,000,000 FX Facility" shall have the meaning assigned to that term in Section 2.18.

                  "$3,000,000 Back-up Foreign Exchange Facility Note shall have the meaning assigned to that term in Section 2.18.

                  1.2. "Accounting Terms". All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.3, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

         2.       AMOUNT AND TERMS OF LOAN.

                  2.1. Revolving Line of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to make loans (the "Revolving Line of Credit Loans" or "Revolving Loans")(including commitments under the Letter of Credit Facility) to the Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date in an aggregate principal amount not to exceed outstanding, at any time, Fifty Million Dollars ($50,000,000.00) (the "Commitment"). Each Revolving Line of Credit Loan which is a Eurodollar Loan and which shall not utilize the Commitment in full shall be in an amount not less than Five Hundred Thousand Dollars ($500,000.00) or multiples of One Hundred Thousand Dollars ($100,000.00) thereabove. Base Loans may be in any amount within the limits of the Commitment and within such limits, the Borrower may borrow, repay pursuant to Section 2.7, and reborrow under this Section 2.1. On such terms and conditions as are contained herein, the Loans may be outstanding as either Base Loans or Eurodollar Loans. Each type of Loan shall be made and maintained at the Bank's Lending Office for such type of Loan.

                  2.1A Canadian Revolving Line of Credit Facility. The Bank agrees, on the terms and conditions hereinafter set forth and through its Nassau Branch, to make loans (the "Canadian Revolving Line of Credit Loans" or "Canadian LIBOR Loans") to the Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date in an aggregate principal amount not to exceed outstanding, at any time, Five Million Dollars ($5,000,000.00) Canadian (the "Canadian Commitment"). Each Canadian Revolving Line of Credit Loan which is a Canadian LIBOR Loan and which shall not utilize the Canadian Commitment in full shall be in an amount not less than Five Hundred Thousand Dollars ($500,000.00) Canadian or multiples of One Hundred Thousand Dollars ($100,000.00) Canadian thereabove. Within the limits of the Canadian Commitment the Borrower may borrow, repay pursuant to Section 2.7, and reborrow under this Section 2.1A. Each Canadian LIBOR Loan shall be made and maintained at the Bank's Nassau Branch.

                  2.2.  Notice and Manner of Borrowing; Conversion and
         Renewals.

                           2.2.1. Revolving Loans. The Borrower may elect from time to time to initiate a Revolving Loan, to convert all or a part of a Base Loan into a Eurodollar Loan and vice versa or to renew all or part of a Revolving Loan by giving the Bank written, telefax or telegraphic notice (effective upon receipt) at least one (1) Business Day before the initiation of or conversion into a Base Loan, or at least two (2) Business Days before the initiation of, conversion into or renewal of a Eurodollar Loan, specifying (1) the initial, renewal or conversion date of the Revolving Loan; (2) the amount of the Revolving Loan to be provided, converted or renewed; (3) in the case of conversions, a specification that the Revolving Loan is to be converted from a Base Loan to a Eurodollar Loan or vice versa, as the case may be; and (4) in the case of initiations of, renewals of or a conversion into Eurodollar Loans, the duration of the Interest Period applicable thereto; provided that (a) the minimum principal amount of each Revolving Loan outstanding after an initiation, a renewal or conversion shall be One Hundred Thousand Dollars ($100,000.00) in the case of Base Loans, and Five Hundred Thousand Dollars ($500,000.00) or One Hundred Thousand Dollars ($100,000.00) multiples thereabove in the case of Eurodollar Loans; and (b) Eurodollar Loans can be renewed or converted only as of the last day of the Interest Period for such Revolving Loan. In the absence of Borrower specifying the type of loan, advances made pursuant to any cash management arrangement between the Bank and the Borrower will be made as Base Loans.

                           2.2.2. Canadian LIBOR Loans. The Borrower may elect from time to time to initiate a Canadian LIBOR Loan, or to renew all or part of a Canadian LIBOR Loan by giving the Bank written, telefax or telegraphic notice (effective upon receipt) at least two (2) Business Days before the initiation of or renewal of a Canadian LIBOR Loan, specifying (1) the initial or renewal date of the Canadian LIBOR Loan; (2) the amount of the Canadian LIBOR Loan to be provided or renewed; and (3) in the case of initiations of or renewals of Canadian LIBOR Loans, the duration of the Interest Period applicable thereto; provided that (a) the minimum principal amount of each Canadian LIBOR Loan outstanding after an initiation or a renewal shall be Five Hundred Thousand Dollars ($500,000.00) Canadian or One Hundred Thousand Dollars ($100,000.00) Canadian multiples thereabove for Canadian LIBOR Loans; and
                  (b) Canadian LIBOR Loans can be renewed only as of the last day of the Interest Period for such Canadian LIBOR Loan.

                  Any notice (a "Notice of Selection of Interest Period") given under this Section 2.2 shall be irrevocable and shall be given not later than 10:00 a.m. (EST) on the day which is not less than the number of Business Days specified above for such Notice of Selection of Interest Period, and specifying (i) the effective date for the applicable Interest Period and (ii) the duration, subject to the limitations set forth in this Agreement, of the applicable Interest Period. If the Borrower shall fail to give the Bank the Notice of Selection of Interest Period as specified above for the renewal of a Canadian LIBOR or Eurodollar Loan, as the case may be, prior to the end of the Interest Period with respect thereto, in the case of a Canadian LIBOR Loan shall be deemed to be renewed as a 30-day Interest Period Canadian LIBOR Loan, and, in the case of a renewal or conversion of a Eurodollar Loan, shall be deemed to automatically convert into a Base Loan on the last day of the Interest Period for such Loan.

                  2.3. Interest. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loans made under this Agreement at a rate per annum as follows:

                           (1) For a Base Loan at a rate equal to the Base Rate less one and three-quarters percent (1.75%);

                           (2) For a Eurodollar Loan (applicable only to Revolving Loans) at a rate equal to the Eurodollar Interest Rate plus an amount expressed in terms of "basis points" or whole or fractional percentage points quoted by an authorized representative of the Bank, based upon the Interest Period selected by the Borrower, the amount of the requested Eurodollar Loan, the market conditions and the date of the request, and confirmed in writing to Borrower on the Business Day following Borrower's request for a Eurodollar Loan or conversion to a Eurodollar Loan; and

                           3) For a Canadian LIBOR Loan (applicable only to Canadian LIBOR Loans) at a rate equal to the Canadian LIBOR Interest Rate plus an amount expressed in terms of "basis points" or whole or fractional percentage points quoted by an authorized representative of the Bank, based upon the Interest Period selected by the Borrower, the amount of the requested Canadian LIBOR Loan, the market conditions and the date of the request, and confirmed in writing to Borrower on the Business Day following Borrower's request for a Canadian LIBOR Loan or conversion to a Canadian LIBOR Loan.

                  Any change in the interest rate based on the Base Rate resulting from a change in the Base Rate shall be effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

                  Interest on each Base Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed for any payment period. Interest on each Eurodollar or Canadian LIBOR Loan, as the case may be, shall be calculated on the basis of a year of 360 days for the actual number of days elapsed for the Interest Period.

                  Interest on the Loans shall be paid in immediately available funds at the Principal Office or the Lending Office for the account of the applicable Lending Office as follows:

                           (1) For each  Base  Loan,  on the  first  day of each
                  month, commencing the first such day after such Loan and at maturity for such Loan, and

                           (2) For each Canadian  LIBOR or  Eurodollar  Loan, as
                  the case may be, on the last day of the applicable Interest Period with respect thereto and, in the case of an Interest Period greater than one month, at one-month intervals after the first day of such Interest Period.

                  Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate per annum equal to:

                           (a) For each  Base  Loan at a rate  equal to the Base
                  Rate plus one percent (1%); and

                           (b) For each Canadian  LIBOR or  Eurodollar  Loan, as
                  the case may be, at a rate equal to the applicable Canadian LIBOR or Eurodollar Interest rate Loan, as the case may be, plus three percent (3%) from the time of an Event of Default until the end of the then current Interest Period therefor, and thereafter at a rate equal to the Base Rate plus one percent (1%).

                  2.4.  The Notes.

                           2.4.1. The Revolving Line of Credit. All Revolving Line of Credit Loans made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory $50,000,000 Revolving Line of Credit Note (the "Revolving Note") of the Borrower in substantially the form of Exhibit A, duly completed, dated the date of this Agreement, and payable to the Bank, such Revolving Note to represent the obligation of the Borrower to repay the Revolving Line of Credit Loans. The Bank is hereby authorized by the Borrower to endorse on the schedule attached to the Revolving Note the amount and type of each Revolving Line of Credit Loan and each renewal and payment of principal amount received by the Bank for the account of the applicable Lending Office on account of the Revolving Line of Credit Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Line of Credit Loans made by the Bank; provided, however, that the failure to make such notation with respect to any Revolving Line of Credit Loan or renewal or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Note.

                           On  and  after  the  Termination   Date,  the  unpaid
                  principal amount of the Revolving Note shall be repaid ON DEMAND.

                           2.4.2. The Canadian Revolving Line of Credit. All Canadian Revolving Line of Credit Loans made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory $5,000,000 Canadian Revolving Line of Credit Note (the "Canadian Revolving Note") of the Borrower in substantially the form of Exhibit B, duly completed, dated the date of this Agreement, and payable to the Bank, such Canadian Revolving Note to represent the obligation of the Borrower to repay the Canadian Revolving Line of Credit Loans. The Bank is hereby authorized by the Borrower to endorse on the schedule attached to the Canadian Revolving Note the amount and type of each Canadian Revolving Line of Credit Loan and each renewal, conversion, and payment of principal amount received by the Bank for the account of the applicable Lending Office on account of the Canadian Revolving Line of Credit Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Canadian Revolving Line of Credit Loans made by the Bank; provided, however, that the failure to make such notation with respect to any Canadian Revolving Line of Credit Loan or renewal, conversion, or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Canadian Revolving Note.

                           On  and  after  the  Termination   Date,  the  unpaid
                  principal amount of the Canadian Revolving Note shall be repaid ON DEMAND.

                  2.5. Cross Default. A material default in any of the terms and conditions of (i) any other obligation of the Borrower to the Bank (including, without limitation, any guaranty obligations or any reimbursement obligations arising out of the Letter of Credit Facility), shall constitute a default in the Revolving Note, the Canadian Revolving Note, the Foreign Exchange Facility Note and any other obligations of the Borrower to the Bank whether evidenced by notes or otherwise or (ii) the obligations of the Borrower under any Indebtedness to any other institutional lender shall constitute a default hereunder. A default in any of the terms and conditions of the Revolving, the Canadian Revolving Note, the Letter of Credit Facility, the Back-up Foreign Exchange Note or the Foreign Exchange Facility shall constitute a default of this Agreement and any default of this Agreement shall constitute a default of the Revolving Note, the Canadian Revolving Note, the Letter of Credit Facility, the Back-up Foreign Exchange Note and the Foreign Exchange Facility.

                  2.6. Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrower (i) to refinance or retire previously incurred debt, and (ii) for working capital and acquisition purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

                  2.7. Method of Payment. The Borrower shall make each payment or permitted prepayment under this Agreement, under the Revolving Note or the $3,000,000 Back-up Foreign Exchange Facility Note not later than 11:00 a.m. (Boston time) on the date when due in lawful money of the United States to the Bank at its Principal Office or Lending Office for the account of the applicable Lending Office in immediately available funds.

                  The Borrower shall make each payment or permitted prepayment under this Agreement, under the Canadian Revolving Note not later than 11:00 a.m. (Boston time) on the date when due in lawful money of the Dominion of Canada to the Bank at its Principal Office or the Nassau Branch, for the account of the applicable Lending Office in immediately available funds.

                  The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement, under the Revolving Note or under the Canadian Revolving Note to charge from time to time against any account of the Borrower with the Bank any amount so due. Whenever any payment to be made under this Agreement, under the Revolving Note or under the Canadian Revolving Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest except, in the case of a Eurodollar or Canadian LIBOR Loan, if the result of such extension would be to extend such payment into another calendar month, such payment shall be made on the immediately preceding Business Day.

                  2.8. Prepayment. The Borrower may, with respect to Base Loans only, upon at least one (1) Business Day's notice to the Bank, prepay the Revolving Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid. Eurodollar or Canadian LIBOR Loans may not be prepaid. If for any reason the Bank is obligated to accept a prepayment of any Eurodollar or Canadian LIBOR Loan on any day other than the last day of the Interest Period applicable to such Loan, the Borrower shall pay to the Bank an amount computed pursuant to the following formula:

                                            L = (R-T) x P x D
                                                        360

         where:

                  L = the amount payable to the Bank; R = the applicable interest rate on such Loan; T = the effective rate per annum at which any readily marketable  bond or other  obligation  of the  United
                           States,  selected  at  the  Bank's  sole  discretion,
                           maturing  on  or  near  the  last  day  of  the  then
                           applicable  Interest  Period  of  such  Loan  and  in
                           approximately  the same  amount as such Loan,  can be
                           purchased  by the Bank on the day of such  payment of
                           principal;
                  P =      the amount of principal prepaid;
                  D =      the number of days remaining in the applicable
                           Interest Period for such Loan, as of the date of such prepayment.

         The Borrower shall pay such amount ("L") upon presentation by the Bank of a statement setting forth in reasonable detail the amount and the Bank's calculation thereof pursuant hereto, which statement shall be deemed correct absent manifest error. No amount shall be payable by the Borrower pursuant to this Section 2.8 if T is equal to or higher than R.

                  2.9. Late Payment. Any payment on the Loans received more than fifteen (15) days after its due date shall be subject to an additional charge of five percent (5.00%) of the periodic installment due.

                  2.10. Illegality. Notwithstanding any other provision in this Agreement, if the Bank determines that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank (or its Lending Office) to (1) maintain this credit facility, then upon notice to the Borrower by the Bank this credit facility shall terminate; or (2) maintain or fund Eurodollar or Canadian LIBOR Loans, as the case may be, then upon notice to the Borrower by the Bank the outstanding principal amount of the Eurodollar or Canadian LIBOR Loans, together with interest accrued thereon, and any other amounts payable to the Bank under this Agreement shall be repaid or converted to a Base Loan (a) immediately upon demand of the Bank if such change or compliance with such request, in the judgment of the Bank, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

                  2.11. Disaster. Notwithstanding anything to the contrary herein, if the Bank determines (which determination shall be conclusive) that:

                           (1) Quotations of interest rates for the relevant deposits referred to in the definition of Eurodollar or Canadian LIBOR Interest Rate are not being provided in the relevant amounts or for the relative maturities for purposes of determining the rate of interest on a Eurodollar or Canadian LIBOR Loan as provided in this Agreement; or

                           (2) The relevant rates of interest referred to in the
                  definition of Eurodollar or Canadian LIBOR Interest Rate, upon the basis of which the rate of interest for any such type of loan is to be determined do not accurately cover the cost to the Bank of making or maintaining such type of Loans;

         then the Bank shall forthwith give notice thereof to the Borrower, whereupon (a) the obligation of the Bank to make Eurodollar or Canadian LIBOR Loans shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist; and (b) the Borrower shall repay in full, or convert to a Base Loan in full, the then outstanding principal amount of each Eurodollar or Canadian LIBOR Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan.

                  2.12. Additional Costs; Regulatory Changes; Capital Adequacy. The Borrower shall pay to the Bank from time to time such amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any costs incurred by the Bank which the Bank determines are attributable to its making or maintaining any Loans hereunder or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by the Bank under this Agreement, the Revolving Note or the Canadian Revolving Note in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including the Bank of or under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"); which
         (1) changes the basis of taxation of any amounts payable to the Bank under this Agreement, the Revolving Note or the Canadian Revolving Note in respect of any of such Loans (other than taxes imposed on the overall net income of the Bank or of its Lending Office for any of such Loans by the jurisdiction where the Principal Office or such Lending Office is located); or (2) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of Eurodollar or Canadian LIBOR Interest
         Rate); or (3) requires an increase in the amount of capital required or expected to be maintained by the Bank or any entity controlling the Bank, or (4) imposes any other condition affecting this Agreement, the Revolving Note or the Canadian Revolving Note (or any of such extensions of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 2.12 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The provisions of this Section
         2.12 however shall not be applied (a) retrospectively or (b) during any Eurodollar or Canadian LIBOR Interest Period in effect when a Regulatory Change resulting in Additional Costs occurs.

                  Determinations by the Bank for purposes of this Section 2.12 of the effect of any Regulatory Change on its costs of making or maintaining Loans after the date of notification of such Regulatory Change by the Bank to the Borrower or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate the Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

                  2.13. Funding Loss Indemnification. The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of:

                  (1) Any payment of a Eurodollar or Canadian LIBOR Loan on a date other than the last day of the Interest Period for such Loan including, but not limited to, acceleration of the Loans by the Bank pursuant to
                           Section 9; or

                  (2) Any failure by the Borrower to borrow or convert, as the case may be, a Eurodollar or Canadian LIBOR Loan on the date for borrowing or conversion, as the case may be, specified in the relevant notice provision under Sections 2.2.

                  2.14. Letter of Credit Facility. So long as no Default hereunder has occurred, the Bank shall make available to the Borrower and its Subsidiaries a credit facility within the Commitment (the "Letter of Credit Facility") whereby the Bank will issue up to an aggregate of Ten Million Dollars ($10,000,000.00) against amounts available under the Revolving Line of Credit Facility, of letters of credit (a "Letter of Credit") for the Borrower's or one of its Subsidiaries' account with an expiration date on any specific Letter of Credit no later than the Termination Date, unless the Bank chooses to issue a Letter of Credit to expire after the Termination Date. The individual Letters of Credit shall be issued in accordance with the Bank's customary practices at the time of issuance, utilizing documentation prevailing at such times and, if drawn upon, amounts paid thereon will be repaid upon demand by the Borrower (and, if applicable, its Subsidiary for whose account the Letter of Credit was issued) in full reimbursement to the Bank of all such amounts drawn upon under any or all Letters of Credit, pursuant hereto, or to such additional reimbursement obligations as may be contained in any documentation executed by the Borrower in conjunction with the issuance of such Letter(s) of Credit.

                  To the extent repayment of such amounts as are reimbursable to the Bank for such drawings against Letters of Credit is not immediately made, the amount of such drawings shall be charged as Revolving Line of Credit Loans. The amount of outstanding commitments under issued Letters of Credit plus the aggregate amounts drawn under any Letters of Credit and not reimbursed by the Borrower to the Bank shall reduce availability under the Revolving Line of Credit Facility.

                    This Letter of Credit Facility will be made available to those Subsidiaries of Borrower listed in the attached Exhibit "C" as well as to Borrower and Borrower's reimbursement obligations described herein shall apply regardless of whether Borrower or one of its Subsidiaries is the account party of a particular Letter of Credit.

                  2.15. Letter of Credit Fees. Whenever a Letter of Credit is issued, extended or renewed for the Borrower's (or one of its Subsidiaries') account, a per annum fee of three quarters of one percent (.75%) of the face amount of the Letter of Credit shall be charged (the "Letter of Credit Fee") together with an issuance, extension or renewal fee of Two Hundred Dollars ($200.00) covering document preparation costs. An amendment fee of Forty Dollars ($40.00) per amendment and a drawing fee equal to the greater of (i) one eighth of one percent (.125%) of the amount drawn or (ii) Seventy Five Dollars ($75.00), payable if a draw occurs, constitute additional fees associated with the Letters of Credit. If a Letter of Credit is returned to the Bank prior to twelve (12) months from its date of issue, the Bank will refund to the Borrower the pro rata portion of the Letter of Credit Fee for that period of time during which the Letter of Credit is no longer in effect.

                  2.16. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Bank (the "Uniform Customs and Practice"), shall be binding on the Borrower and the Bank except to the extent otherwise provided herein, in any Letter of Credit or in any other credit document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

                           (a) Neither the Borrower nor any  beneficiary  of any
                  Letter of Credit shall be deemed an agent of the Bank.

                           (b) With  respect to each  Letter of Credit,  neither
                  the Bank nor its correspondents shall be responsible for or shall have any duty to ascertain:

                                    (i)  the genuineness of any signature;

                                    (ii)  the validity, form, sufficiency,
                           accuracy, genuineness or legal effect of any endorsements;

                                    (iii)  delay in giving,  or failure to give,
                           notice of arrival, notice of refusal of documents or of discrepancies in respect of which the Bank refuses the documents or any other notice, demand or protest;

                                    (iv)  the  performance  by  any  beneficiary
                           under any Letter of Credit of such beneficiary's obligations to the Borrower;

                                    (v) inaccuracy in any notice received by the
                           Bank;

                                    (vi)  the   validity,   form,   sufficiency,
                           accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft, or the office held by or the authority of any Person signing any of same; or

                                    (vii) failure of any  instrument to bear any
                           reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit;

                           (c) the  occurrence of any of the events  referred to
                  in the Uniform Customs and Practice or in the preceding clauses of this Section 2.16 shall not affect or prevent the vesting of any of the Bank's rights or powers hereunder or the Borrower's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder.

                           (d) The  Borrower  will  promptly  examine  (i)  each
                  Letter of Credit (and any amendments thereof) sent to it by the Bank and (ii) all instruments and documents delivered to it from time to time by the Bank. The Borrower will notify the Bank of any claim of noncompliance by notice actually received within three Business Days after receipt of any of the foregoing documents, the Borrower being conclusively deemed to have waived any such claims against the Bank and its correspondents unless such notice is given. The Bank shall have no obligation or responsibility to send any such Letter of Credit or any such instrument or document to the Borrower.

                           (e)  In  the  event  of  any  conflict   between  the
                  provisions of this Agreement and the Uniform Customs and Practice, the provisions of this Agreement shall govern.

                  2.17. Subrogation. Upon any payment by the Bank under any Letter of Credit and until the reimbursement of the Bank by the Borrower (and appropriate Subsidiary) with respect to such payment, the Bank shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrower, all for the benefit of the Bank. The Borrower will use all commercially reasonable efforts to take such action as the Bank may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Bank may reasonably request, to assure and confirm to the Bank such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any obligor.

                  2.18. $3,000,000.00 Foreign Exchange Line. In addition to the Revolving Line of Credit and the Letter of Credit Facility established hereby, the Bank hereby establishes a line of credit in Borrower's favor in the amount of $3,000,000.00 (the "$3,000,000.00 FX Facility") or as otherwise may be determined by the Bank from time to time which line of credit may be used for the purchases of such foreign currencies as may be hereafter agreed to by the Bank pursuant to contracts or other agreements to purchase such currency from the Bank (as principal or agent) (the "Foreign Exchange Contracts") with settlement dates up to the Termination Date; it being understood, however, that the Foreign Exchange Line is intended for contracts necessary for payments to suppliers or payments from customers rather than for speculative purposes. In the event that the Bank is required to advance funds on account of its obligation (as Borrower's principal or agent) to purchase foreign currency, the Bank may charge Borrower's account therefor and such charges shall be deemed to be advances made under the Revolving Line of Credit.

                  To the extent there is insufficient availability under the Commitment, the reimbursement obligations resulting from such drawings shall be evidenced by and subject to the terms of a single, master back-up demand note (the "$3,000,000.00 Back-Up Foreign Exchange Facility Note") in the form attached hereto as Exhibit "D".

         3. CONDITIONS PRECEDENT. The obligation of the Bank to (i) make a Revolving Line of Credit Loan, (ii) make a Canadian Revolving Line of Credit Loan,(iii) issue a Letter of Credit or (iv) make a Foreign Exchange Facility Loan or transaction shall be subject to the condition precedent that the Bank shall have received on or before the day of such transaction each of the following, in form and substance satisfactory to the Bank and its counsel:

                  3.1. Execution of Notes. The Notes duly executed by the Borrower.

                  3.2. Evidence of Borrower's Authority and Incumbency of Representatives. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement together with a certificate (dated as of the date of this Agreement) of the Clerk or Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement.

                  3.3. Opinion. A favorable opinion of counsel for the Borrower, dated as of the date of this Agreement and, if requested by the Bank, as of the date of the Loan, in such form as is acceptable to the Bank and as to such other matters as the Bank may reasonable request.

                  3.4. Officer's Certificate, etc. The following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the date of this Agreement and, if requested by the Bank, as of the date of the Loan stating that:

                               a) The representations and warranties contained in Section 5 of this Agreement are correct on and as of the date of the Loan as though made on and as of such date; and

                                    b) No Default or Event of Default has occurred and is continuing, or would result from the making of the Loan.

                  3.5. Other Related Documents. The Bank shall have received such other approvals, opinions, certificates or documents as the Bank may reasonably request.

         4.       PROMISE TO PAY.  Borrower promises to pay:

                  4.1. Obligations. All Obligations of the Borrower to the Bank, including, but not limited to, the Obligations evidenced by the Notes of even date with interest at the rate set forth or in the manner determined in accordance with this Agreement and the Notes.

                  4.2. Taxes. Any and all taxes, charges and expenses of every kind or description which are the binding and legal obligations of the Borrower, paid or incurred by the Bank (after notice to the Borrower) with respect to the loans or financial accommodations made or the collection or realization upon the same, together with interest thereon at the highest rate specified in Section 2.3 above.

         5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. To induce the Bank to enter into this Agreement, the Borrower represents and warrants as follows:

                  5.1. Corporate Existence; Authority; Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Pennsylvania. Borrower has full corporate power to own its properties and conduct its business as now conducted, and to enter into and perform this Agreement. Borrower is in good standing in each jurisdiction in which the failure to qualify would have a material, adverse effect upon its financial condition, business or properties. The execution and delivery of this Agreement, the Notes and all related documents has been duly authorized and evidence valid and binding obligations of the Borrower.

                  5.2. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

                  5.3. Financial Statements. The balance sheet of the Borrower and any of its Subsidiaries and the related statements of income and retained earnings and cash flow of the Borrower and any of its Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with any interim financial statements of the Borrower and any of its Subsidiaries, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and any of its Subsidiaries as at such dates and the results of the operations of the Borrower and any of its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary since the presentation to the Bank of the most recently dated financial statements, nor are there any liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                  5.4. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation or financial condition of the Borrower.

                  5.5. Other Agreements. Neither the Borrower nor any Subsidiary
         is a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower or any Subsidiary, or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

                  5.6. Litigation. There is no pending or threatened action or proceeding against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party.

                  5.7. No Defaults. The Borrower and each of its Subsidiaries have satisfied all judgments, and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator, or Federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                  5.8. Subsidiaries. Set forth in Exhibit "C" is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each. All of the outstanding capital stock of any Subsidiary which is owned by Borrower has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all Liens.

                  5.9. ERISA. The Borrower and each of its Subsidiaries are to the best of its knowledge in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated, the effect of either of which would have a material adverse effect upon the Borrower; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan such that Borrower has any outstanding withdrawal liability; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any outstanding liability to the PBGC under ERISA.

                  5.10. Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and any of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing that would have a material adverse effect on Borrower.

                  5.11. Taxes. The Borrower and each of its Subsidiaries have filed all tax returns (Federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties unless such taxes are being contested in good faith by appropriate action with adequate reserves established on Borrower's financial statements.

                  5.12. Debt. Set forth in the financial statements referred to in this Agreement, to the extent required by GAAP, is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such financial statements.

                  5.13. Environment. To the best of Borrower's knowledge, the Borrower and each of its Subsidiaries have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all Federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower and any

         Subsidiary have been issued (or have applications pending) and will maintain all required Federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2)
         discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any Federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health, or safety matters. Neither the Borrower nor any Subsidiary has received notice of, nor knows of, or suspects, facts which might constitute any material violations of any Federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of the Borrower and any of its Subsidiaries are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities. Neither the Borrower nor any of its Subsidiaries have any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).

         6. AFFIRMATIVE COVENANTS. So long as any Loan shall remain unpaid or any credit accommodation or commitment remains in effect hereunder, the Borrower will:

                  6.1. Maintenance of Existence. Except as otherwise permitted herein, preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause any Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

                  6.2. Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and any of its Subsidiaries.

                  6.3. Maintenance of Properties. Maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

                  6.4. Conduct of Business. Except as otherwise permitted herein, continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

                  6.5. Maintenance of Insurance. Maintain and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

                  6.6. Compliance With Laws. Promptly pay and discharge and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Borrower or such Subsidiary; provided the Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or such Subsidiary or any material interference with the use thereof by the Borrower or such Subsidiary, and (ii) the Borrower or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Borrower will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Heath Act of 1970, ERISA, the Americans with Disabilities Act and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Borrower and its Subsidiaries or would result in any lien or charge upon any property of the Borrower or any Subsidiary.

                  6.7. Right of Inspection. At any reasonable time and from time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

                  6.8. Environment. Be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith, except such assessments as are being contested in good faith, against which adequate reserves have been established; permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer mutually acceptable to the Bank and the Borrower, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

                  6.9. Place of Business. Promptly notify the Bank in writing of any addition to, change in, or discontinuance of its place of business as shown in this subsection. The Borrower has its chief executive office and principal place of business only at 260 North Elm Street, Westfield, Massachusetts.

                  6.10. Principal Depositary. Conduct its principal banking business with the Bank, including maintaining the Bank as its principal depository for its funds, including deposits for payroll taxes and income taxes, savings, certificates of deposit, general demand deposit account, and such other accounts as may be permitted.

         7. NEGATIVE COVENANTS. So long as any Loan shall remain unpaid or any credit accommodation or commitment remains in effect hereunder, neither the Borrower nor any Subsidiary will:

                  7.1. Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

                       7.1.1. Liens in favor of the Bank;

                           7.1.2. Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                           7.1.3. Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than fifteen (15) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                    7.1.4. Liens under workers' compensation,
               unemployment insurance, Social Security, or similar
                                  legislation;

                           7.1.5. Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                           7.1.6. Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                           7.1.7. Easements,  rights-of-way,  restrictions,  and
                  other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

                           7.1.8. Liens securing  obligations of a Subsidiary to
                  the Borrower or another Subsidiary.

                           7.1.9. Liens which the Borrower grants or assumes pursuant to or by reason of any merger, stock acquisition or asset acquisition otherwise permitted hereby.

                  7.2. Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Indebtedness, except:

                 7.2.1. Indebtedness of the Borrower under this
                             Agreement or the Note;

                           7.2.2. Indebtedness of up to Forty Million Dollars ($40,000,000) excluding current liabilities except for the current portion of long-term debt, and other than Indebtedness to the Bank;

                           7.2.3. Indebtedness of the Borrower subordinated on terms satisfactory to the Bank to the Borrower's obligations under this Agreement and the Note; and

                           7.2.4. Accounts payable to trade creditors for goods or services which are not aged more than one hundred and twenty (120) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

                           7.2.5. Indebtedness which Borrower assumes or which is otherwise includable as a liability on its financial statements pursuant to or by reason of any merger, stock acquisition or asset acquisition otherwise permitted hereby.

                  7.3.  Mergers, Etc.

                           (a) (i)  consolidate  with or be a party  to a merger
                  with any other corporation, or (ii) sell, lease or otherwise dispose of all or any substantial part of the assets of the Borrower and its Subsidiaries, provided, however that:

                           (1) any Subsidiary may merge or consolidate with or into the Borrower or any wholly-owned Subsidiary so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

                           (2) the Borrower may consolidate or merge with any other corporation if (i) the Borrower shall be the surviving or continuing corporation, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (iii) after giving effect to such consolidation or merger the Borrower on a consolidated basis is in full compliance with the covenants set forth in Section
                           8.2 below.

                           (3) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Borrower or any wholly-owned Subsidiary.

                           (b) permit any Subsidiary to issue or sell any shares
                  of stock of any class (including as "stock" for the purpose of this Section 7.3 any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of Borrower or such Subsidiary to any Person other than the Borrower, a Subsidiary or to the management-employees of Borrower or a Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Borrower and/or a Subsidiary whereby the Borrower and/or such Subsidiary maintain their proportionate interest in such Subsidiary.

                           (c) sell, transfer or otherwise dispose of any shares
                  of stock in any Subsidiary (except to qualifying directors or other Subsidiaries or the management-employees of a Subsidiary) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower, a Subsidiary or the management-employees of a Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary, without the consent of the Bank, which will not be unreasonably withheld or delayed unless:

                           (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Subsidiary at the time owned by the Borrower and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                           (2) the Board of Directors of the Borrower shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interest of the Borrower;

                           (3) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                           (4) the Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Subsidiary not being simultaneously disposed of; and

                           (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Borrower and its Subsidiaries.

                  As used in this Section 7.3 a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Subsidiaries only (i) if the book value of such assets when added to the book value of all other assets sold, leased or otherwise disposed of by the

         Borrower and its Subsidiaries (other than in the ordinary course of business) during the same fiscal year, exceeds 33 1/3% of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries determined as of the end of the immediately preceding fiscal year and
         (ii) the proceeds of such sale, lease or other disposition are not reinvested in the purchase of assets of comparable value. Sales or other realization on (i) delinquent receivables and (ii) land held for investment or disposal purposes as of the date of this Agreement shall not be included in any computation of sales or other dispositions hereunder.

                  7.4.  Leases.

                           (a) become obligated,  as lessee, to any Person other
                  than the Borrower or a Subsidiary or an Affiliate under any long-term Lease unless at the time of entering into any such long-term Lease and after giving effect thereto, the average of the Net Income Available for Fixed Charges for any two of the three immediately preceding fiscal years shall have been at least 250% of the average of the Pro Forma Fixed Charges for such two fiscal years and Net Income Available for Fixed Charges for such two fiscal years and Net Income Available for Fixed Charges for the immediately preceding fiscal year shall have been at least 250% of Pro Forma Fixed Charges for such fiscal year.

                           (b) enter into any  arrangement  whereby the Borrower
                  or any Subsidiary shall sell or transfer any property owned by the Borrower or any Subsidiary to any Person other than the Borrower or a Subsidiary and thereupon the Borrower or Subsidiary shall lease or intend to lease, as lessee, the same or substantially the same property.

                  7.5. No Loans or Investments. Make any loans to or investments in any individual or entity, other than in normal course of business without the prior approval of the Bank, which will not be unreasonably withheld; except loans to or investments (i) in EAFCO, Inc., (ii) in H.B. Smith Company, Inc., (iii) in joint ventures to a maximum to $10,000,000.00 in the aggregate and (iv) as otherwise permitted herein or reasonably approved by the Bank.

                  7.6. Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services of any person, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any such Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, guaranties of obligations of a Subsidiary or Affiliate, or guaranties for the benefit of the Bank.

                  7.7. Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  7.8.  Dividends.

                           (a) declare or pay any  dividends,  either in cash or
                  property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Borrower); or

                           (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Borrower from the substantially concurrent issue or sale of other shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its capital stock); or

                           (c) make any other  payment or  distribution,  either
                  directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions being herein collectively called "Restricted Payments" and individually, a "Restricted Payment")), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after December 31, 1990 to and including the date of the making of the Restricted Payment in question, would exceed 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

                           (d)  declare  any  dividend   which   constitutes   a
                  Restricted Payment payable more than sixty (60) days after the date of declaration thereof.

                  For the purposes of this Section 7.8 the amount of any Restricted Payment declared, paid or distributed in property of the Borrower shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Borrower) of such property at the time of the making of the Restricted Payment in question.

         8. FINANCIAL COVENANTS. The following financial covenants may, at the Bank's discretion, be altered, amended, or revised, prior to the Termination Date, to reflect or address changes in Borrower's Capitalization and capital structure, including its Funded Debt. So long as any Loan shall remain unpaid or any credit accommodation or commitment remains in effect hereunder:

                  8.1. Reporting Requirements. The Borrower and any of its Subsidiaries will furnish to the Bank:

                           8.1.1. Quarterly Statements. As soon as available and
                  in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:

                                    (1) consolidated and  consolidating  balance
                           sheets of the Borrower and its Subsidiaries as of the close of such quarter setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,

                                    (2)    consolidated    and     consolidating
                           statements of income and retained earnings of the Borrower and its Subsidiaries for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

                                    (3) consolidated  statements of cash flow of
                           the Borrower and its Subsidiaries of the portion of the fiscal year ending with such quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Borrower.

                           8.1.2. Annual Statements. As soon as available and in
                  any event within 105 days after the close of each fiscal year of the Borrower, duplicate copies of:

                                    (1)  consolidated   balance  sheets  of  the
                           Borrower and its Subsidiaries as of the close of such fiscal year, and

                                    (2)  consolidated  statements  of income and
                           retained earnings and cash flow of the Borrower and its Subsidiaries for such fiscal year,

                  in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition of the Borrower and its Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

                           (3) a consolidating statement of the Borrower and its
                  Subsidiaries prepared by the Borrower in support of the consolidated statements referred to in clauses (1) and (2) above.

                  The financial statements delivered pursuant to paragraphs (a) and (b) above shall set forth the amounts charged in each of the periods involved for depreciation, interest expense and Rentals payable under long-term leases;

                           8.1.3. Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any Subsidiary;

                           8.1.4. SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Borrower or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Subsidiaries;

                  8.1.5. Requested Information. With reasonable
           promptness, such other data and information as the Bank may reasonably request;

                           8.1.6. Officers' Certificates. Within the periods provided in Sections 8.1.1 and 8.1.2 above, a certificate of an authorized financial officer of the Borrower stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Borrower was in compliance with the requirements of Section 8.2.1 through 8.2.4, inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto;

                           8.1.7. Accountant's  Certificates.  Within the period
                  provided in Sections 8.1.2 above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or

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                  Event of Default  under any of the terms or provisions of this
                  Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                           8.1.8. Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

                           8.1.9. Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                           8.1.10. ERISA reports. As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five
                  (5) Business Days of the Receipt of notice concerning the imposition of withdrawal liability (in excess of $10,000.00 with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto;

                           8.1.11. Reports to other creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section; and

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                  8.2.  Financial  Covenants.  For  purposes  of  the  following financial covenants the Borrower and its Subsidiaries shall be treated on a consolidated basis, and all ratios, except as otherwise specified, will be tested on a quarterly basis:

                           8.2.1. Debt to Tangible Net Worth; Leverage Ratio. The ratio of the Borrower's total Indebtedness and all other liabilities to its Consolidated Tangible Net Worth shall be maintained at or less than 3.00 to 1.00:

                           8.2.2. Current Ratio. The ratio of combined tangible Consolidated Current Assets of the Borrower to the combined Current Liabilities of the Borrower shall at all times be not less than 1.35 to 1.00.

                           8.2.3. Minimum Consolidated Net Worth. At all times the Borrower will maintain Consolidated Net Worth at an amount not less than $75,000,000.00.

                           8.2.4. Working Capital. At all times Borrower's Consolidated Current Assets shall exceed its Consolidated Current Liabilities by $30,000,000.00.

         9. EVENTS OF DEFAULT. If any of the following events shall occur:

                  9.1. The Borrower shall fail to pay the principal of, or interest on, the Notes or any other payment Obligations of Borrower to the Bank, or any amount of a commitment or other fee, as and when due and payable;

                  9.2. Any representation or warranty made or deemed made by the Borrower in this Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

                  9.3. The Borrower shall fail, after thirty (30) days of notice thereof, to perform or observe any term, covenant, or agreement contained herein (other than failure under Section 9.1 or 9.2 above for which no notice is required);

                  9.4. Dissolution, merger or consolidation of the Borrower (other than as permitted in this Agreement);


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



                  9.5. The Borrower or any of its Subsidiaries shall, after the expiration of any applicable notice or grace periods, (a) fail to pay any Indebtedness for borrowed money to Persons other than the Bank, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or
         (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of after the giving of notice or passage of time, or both, the maturity of such Indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  9.6. The Borrower or any of its Subsidiaries shall become Insolvent (and, in the case of Insolvency of a Subsidiary, such Insolvency has a material adverse effect upon Borrower);

                  9.7. One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate shall be rendered against the Borrower or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of ninety (90) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

                  9.8. This Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under this Agreement;

                  9.9. Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed One Hundred Thousand Dollars ($100,000.00);

then, and in any such event, the Bank may, notwithstanding any time or credit allowed by any instrument evidencing a liability, without notice or demand (i) refuse to make any additional advances or Loans, and/or (ii) declare any outstanding Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Notes, all such interest, and all such amounts shall become and be forthwith due and payable. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice, to exercise any or all of its rights and remedies provided in this Agreement or otherwise permitted by law, including all rights of set-off.

         10. DEPOSITS. Any and all deposits or other sums at any time credited by or due from the Bank to Borrower, and any securities or other property of Borrower being held by the Bank or on account of Borrower, may at all times be held and treated as collateral for any and all obligations of the Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. The Bank may apply or set-off such deposits or other sums against any obligations at any time, whether or not said obligations or other security held by the Bank is considered by the Bank to be adequate. The Bank, on or after an Event of Default, may sell any such securities or other property held as collateral for the repayment or performance of such obligations in a commercially reasonable manner.

         11. WAIVERS. The Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, or any action taken in reliance hereon, and all other demands and notice of any description. With respect to liabilities, the Borrower assents to any extension or postponement of the time of payment or any other indulgence to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement thereof, all in such manner and at such time or times as the Bank may deem advisable. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.


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



         12.  MISCELLANEOUS

                  12.1. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  12.2. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to the Borrower, at its address at 260 North Elm Street, Westfield, Massachusetts 01085, Attention: John E. Reed, Chairman, and if to the Bank, at its address at 1350 Main Street, Springfield, Massachusetts 01103, Attention: M. Dale Janes, Executive Vice President, with a copy to BankBoston, N.A. 100 Federal Street, Boston, Massachusetts 02110, Attention: Senior Lending Officer; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Except as is otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answerback received, respectively, addressed as aforesaid.

                  12.3. Survival. All representations, warranties, covenants, and agreements contained herein shall survive the execution and delivery of this Agreement, the Note and any other agreements or documents required for this transaction.

                  12.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

                  12.5. Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses, incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agree to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

                  12.6. Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

                  12.7. Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or thereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and any of its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship (with respect to that contractual relationship), or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

                  12.8. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

                  12.9. Severability of Provision. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                  12.10. Captions, Counterparts and Modifications. The captions of this Agreement are for convenience only and shall not affect the construction hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but may not be terminated or modified orally.

                  12.11. Jury Trial Waiver. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.


         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals to this Agreement the day and year first above written.

In the presence of:

                                Mestek, Inc.



                                By   /S/STEPHEN M. SHEA
                                 Stephen M. Shea
                                Its Senior Vice President - Finance


                                BankBoston, N.A.



                             By /S/KATHI L. DONAHUE
                                 Kathi L.Donahue
                               Its Vice President